RESTATED ARTICLES OF INCORPORATION

                                       Of

                      MCCLENDON TRANSPORTATION GROUP, INC.


         We the undersigned President and Secretary of McClendon Transportation Group, Inc. do hereby certify:

         That the Board of Directors of said corporation by Unanimous Written Consent dated the 22nd day of February, 2000, adopted a resolution to amend and restate the original articles as follows:

         The Articles of Incorporation are amended and restated to read in their entirety as follows:

         FIRST: The name of the corporation is McClendon Transportation Group, Inc.

         SECOND: The address of the resident agent of this corporation in this state is c/o United Corporate Services, Inc. 202 South Minnesota Street, Carson City, County of Carson City, State of Nevada 89703 and the name of the resident agent at said address is United Corporate Services, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Nevada.

         FOURTH: The corporation shall be authorized to issue the following shares:

         Class                    Number of Shares           Par Value

         Common                   100,000,000                   $.001

         FIFTH: The Board of Directors shall consist of one or more directors.

         SIXTH: The period of duration of the corporation shall be perpetual.

         SEVENTH:  The  corporation  may, to the  fullest  extent  permitted  by
         Section 78.751 of the Nevada General Corporation Law, indemnify any and all directors and officers whom it shall have power to indemnify under said section form and against any and all of the expenses, liabilities or other matter referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such persons.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of incorporation is 1,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         IN WITNESS WHEREOF, the undersigned hereby execute this document and affirm that the facts set forth herein are true under the penalties of perjury this 22nd day of February, 2000.

                                              /s/ James W. McClendon
                                              ----------------------------
                                              James W. McClendon, President


                                              /s/ Glenn Scarborough
                                              -----------------------------
                                              Glenn Scarborough, Secretary